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                                    EXHIBIT 5


                                                               November 14, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE: HYPERCOM CORPORATION NONEMPLOYEE DIRECTORS' STOCK OPTION PLAN

Ladies and Gentlemen:

         We have acted as counsel to Hypercom Corporation, a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, relating to the registration of 93,750 shares of its Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Company's Nonemployee Directors' Stock Option Plan (the "Plan").

         In that connection,  we are of the opinion that:

         1. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Delaware.

         2. The Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

        In rendering this opinion, we have reviewed and relied upon such documents and records of the Company as we have deemed necessary and have assumed the following:

                (i) the genuineness of all signatures and the authenticity of documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies;

                (ii) the accuracy, completeness, and genuineness of all representations and certifications, with respect to factual matters, made to us by officers of the Company and public officials; and

                (iii)   the accuracy and completeness of Company records.

        The opinions expressed herein are limited solely to the laws of the State of Delaware. We express no opinion on the laws of any other jurisdiction or principles of conflicts of law and assume no responsibility for the applicability or effect of any such laws or principles.

        The opinions expressed herein are based upon the law and other matters in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision, or otherwise, or should any facts or other matters upon which we have relied be changed.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,

                                    SNELL & WILMER L.L.P.


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